Exhibit (h)(2)

POWER OF ATTORNEY

Each undersigned Trustee of Total Fund Solution (the “Trust”) hereby appoints Stephen E. Baird, Brian Nelson, and Megan Vichich each an officer of the Trust, each individually with power of substitution or resubstitution, his or her true and lawful attorneys-in-fact and agents (each, an “Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, including applications for exemptive order rulings (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

Each undersigned Trustee hereby executes this Power of Attorney as of the 25rd day of April, 2025.

Name and Title

/s/ R. Alastair Short
R. Alastair Short
Trustee

/s/ Thomas F. Mann
Thomas F. Mann
Trustee

/s/ Michael J. Weckworth
Michael J. Weckwerth
Interested Trustee

/s/ Sanjeev Handa
Sanjeev Handa
Trustee